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                                                                    EXHIBIT 10.1

                                 March 2, 2001


Mr. Kent A. Savage
54 St. Stephens School Road
Austin, Texas 78746

Dear Mr. Savage:

     The purpose of this letter is to set forth the terms and conditions of the agreement (the "Agreement"), which we have reached in connection with the termination of your employment with Netpliance, Inc. ("Netpliance"), the termination or affirmation of certain agreements previously entered into between you and Netpliance, and your engagement by Netpliance as an independent consultant. We feel that it is in the best interest of both yourself and Netpliance if the termination of your employment is done under circumstances that do not reflect adversely on either yourself or Netpliance. Therefore, we have agreed that you will resign your position at Netpliance as Vice President of Sales and Marketing of the Office of the President under the terms and conditions set forth herein.

     The Agreement embodied in this letter is a legally binding agreement, which we have mutually reached in connection with the matters outlined herein. Therefore, for and in good consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by you, both you and Netpliance hereby agree as follows:

     1.   Resignation of Employment from Netpliance.  You hereby submit and
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Netpliance hereby accepts your voluntary resignation as Vice President of Sales and Marketing of the Office of the President and as an officer, agent, and employee of Netpliance effective March 15, 2001 (the "Separation Date"). Accordingly, effective as of the Separation Date your employment with Netpliance will be permanently and irrevocably terminated. Your participation in our 401k plan and other benefit plans will end in accordance with the terms of such plans. You will be paid all wages or compensation actually owed to you as of the Separation Date, and Netpliance will pay you for any reasonable unreimbursed business expenses, which remain outstanding as of the Separation Date. During the Consulting Period described in Paragraph 3 below, you may be allowed to participate in group health and dental coverage if permitted pursuant to the provisions of the applicable group plan(s).

     2.   Employment Agreement.  Effective as of the Separation Date, you agree
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that the Employment Agreement dated February 1, 1999 (the "Employment
Agreement") between you and Netpliance and all rights, duties and obligations thereunder shall automatically and mutually terminate and cease to exist; provided, however, you hereby reaffirm and agree to fully comply with all of the terms, obligations, and conditions contained in Section 5 (relating to an assignment of intellectual property rights), Section 6 (relating to confidential information), Section 7 (relating to restrictive covenants) and Section 8 (relating to enforcement), which provisions shall survive
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Mr. Kent A. Savage
March 2, 2001
Page 2

the termination of your employment and shall remain in full force and effect in accordance with their terms. You acknowledge that Netpliance is entitled to the protections of the Employment Agreement regarding your activities after termination of your employment with Netpliance. By signing this letter, you affirm and acknowledge the existence and validity of such protections referenced above and the conditions and restrictions contained therein, and further agree to continue to fully abide by those conditions and restrictions pursuant to the terms of this Agreement and the Employment Agreement. Section 1, Section 2,
Section 3 and Section 4 of the Employment Agreement is hereby expressly and mutually terminated.

     3.   Consulting Relationship.  For the period beginning on the Separation
          -----------------------
Date and ending September 15, 2001 unless otherwise terminated pursuant to the terms of this Agreement (the "Consulting Period") your relationship with Netpliance will be solely that of an independent consultant (the "Consulting Relationship") for the consideration provided for in this Agreement and upon the following terms and conditions:

          (a)  Consulting Services.  During the Consulting Period, you agree to
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     furnish to Netpliance advisory and consulting services related to the sale of our portal and back-end infrastructure and other related consulting services as based upon the direction of the Chairman of the Board of Directors of Netpliance (the "Consulting Services"). All Consulting Services will be performed in a timely, good and professional manner by you. You agree to provide Netpliance with Consulting Services requested by Netpliance from time to time in an amount of not more than 150 hours of actual services per month (the "Maximum Requirement"). You may be required to perform Consulting Services either in the United States or outside of the United States. Provided you do not violate the provisions of this Agreement or the provisions of the Employment Agreement referred to in Paragraph 2 above, you may provide employment and/or other consulting services to persons or parties other than Netpliance, provided, however, you must first obtain the prior written authorization of Netpliance to engage in such employment and/or consulting activities. Both you and Netpliance acknowledge and agree that at all times subsequent to the Separation Date that the relationship between the parties shall be solely that of an independent contractor and nothing in this Agreement or otherwise shall constitute you as an employee, agent or officer of Netpliance.

          (b)  Consulting Fees.  Netpliance will pay you a monthly gross
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     consulting fee of $16,250.00 (the "Consulting Fee") during the Consulting
     Period in connection with your performance of Consulting Services. Netpliance will also pay you commissions equal to 4% of the net proceeds to Netpliance associated with sales of our portal and back-end infrastructure to third parties that are a direct result from significant efforts by you in performance the Consulting Services and consummated during the Consulting Period; provided, however, the aggregate amount of commissions, if any, to paid hereunder shall in no event exceed $1,000,000. Netpliance agrees to pay all reasonable and actual expenses incurred by you in the sole and direct performance of Consulting Services,
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Mr. Kent A. Savage
March 2, 2001
Page 3

     including but not limited to, travel expenses. Netpliance shall also provide you with office space similar to the space that it provides to its other consultants, which shall be an office other than your current office, and reasonable telephone, fax and internet services (but not secretarial support) in connection with your performance of Consulting Services, provided, however, all such expenses must be reasonably necessary, actual and approved in advance by Netpliance.

          (c)  Termination of Consulting Relationship.  Notwithstanding any
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     agreement to the contrary, unless extended by written agreement of the parties, the Consulting Period and all obligations of Netpliance pursuant to this Paragraph 3, including, without limitation, the obligation to pay the Consulting Fee, shall automatically terminate at the earlier of (1) September 15, 2001 or (2) an event giving rise for a termination for Cause of the Consulting Relationship. A termination for "Cause" of the Consulting Relationship shall include: (i) a willful and material failure or refusal by you to timely, properly and professionally perform Consulting Services pursuant to this Agreement; (ii) a breach or violation by you of any of the terms, covenants, or provisions of this Agreement, including, without limitation, the terms or provisions of the Employment Agreement (referred to in Paragraph 2 above) or your covenants and obligations under Paragraph 5 of this Agreement; or (iii) any unlawful misconduct by you, including, without limitation, the commission of an act of fraud or embezzlement against Netpliance or the commission of a crime involving moral turpitude.

          (d)  Property Rights.  All documents or other tangible property
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     relating in any way to the business of Netpliance which were conceived or generated by you or which came into your possession during the Consulting Period shall remain the property of Netpliance and you will return all such documents and tangible property to Netpliance at the end of the Consulting Relationship or at such earlier time as Netpliance may request. You further agree that all non-confidential property or equipment provided by Netpliance to you in the performance of Consulting Services under this Agreement will remain the property of Netpliance and you agree to return such property to Netpliance upon request. You further agree that all records of the accounts of customers, customer lists, business records and any other books, records, papers or documents relating in any manner whatsoever to Netpliance customers or the business of Netpliance, whether prepared by Netpliance or otherwise, coming into your possession during the Consulting Period, shall be the exclusive property of Netpliance regardless of by whom actually purchased, obtained or compiled. Likewise, all data, passwords, inventions, customer lists, software, patents, copyrights or business programs which may be or may have been developed, compiled, produced or arranged by Netpliance in connection with this Agreement or coming into your possession during the Consulting Relationship shall also remain the exclusive property of Netpliance.
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Mr. Kent A. Savage
March 2, 2001
Page 4

          (e)  Assignment.  You shall have the right to assign your obligation
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     to provide Consulting Services under this Agreement to any corporation or business entity wholly owned and operated by you which you hereafter establish for the performance of Consulting Services under this Agreement, so long as the Consulting Services continue to be provided solely and directly by you and you remain liable for all duties, obligations and liabilities hereunder.

     4.   Disclosure of Resignation.  With regard to third parties inquiries,
          -------------------------
Netpliance and you agree to disclose if necessary that you have elected to pursue other opportunities outside of your employment with Netpliance. Likewise, you agree not to discuss your resignation or disclose the terms of this Agreement with any customers, agents, employees, stockholders or other persons or entities associated with Netpliance or to any other persons or entities unless and until authorized in writing by Netpliance.

     5.   Comments About Netpliance or You.  You represent and warrant that you
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have not and will not make or provide any derogatory comments to any third party regarding Netpliance, its management, or any prior or ongoing projects taking place or otherwise. Netpliance agrees not to make or provide any derogatory comments to any third party regarding you, and, consistent with its policies, Netpliance will only provide dates of employment in response to third party job reference inquires. Notwithstanding the foregoing, either party may disclose factual information regarding the other party pursuant to any valid administrative or judicial action, provided, however, that the party compelled to disclose such information will attempt to maintain the confidentiality of such information by asserting in such action any applicable privileges and immediately after receiving notice of such action notifies the other party of such action to give such other party the opportunity to seek legal remedies to maintain the confidentiality of same.

     6.   Voluntary Severance Compensation.  In exchange for the covenants and
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promises that you have made in this Agreement, including but not limited to your relinquishment of employment rights and resignation of employment and status as an officer and agent sand the Release of All Claims in Paragraph 7, Netpliance also agrees to pay you severance compensation in the total net amount of $1,000.00 within five (5) days of your written acceptance of this Agreement.
You expressly acknowledge that this severance compensation together with the other representations and consideration paid and promised to you under this Agreement is sufficient and adequate consideration for the Release of All Claims in Paragraph 7. Netpliance will deduct from the foregoing payment any applicable income and employment taxes and other deductions as may be required or permitted by law to be made from wage payments to employees. You acknowledge that you have no other claims for compensation, bonus or other incentive payments other than those specified in this Paragraph 6.

     7.   Release of All Claims.  In exchange for the amounts and benefits
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provided to you under this Agreement (to which you are not entitled except pursuant to this Agreement), except
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Mr. Kent A. Savage
March 2, 2001
Page 5

for a breach of the promises contained in this Agreement, you hereby forever waive and release, and promise never to assert any claims, demands, or causes of action of any kind or nature whatsoever, in law or equity, known or unknown, direct or indirect, that you have, or might have in the future have, against Netpliance and its predecessors, successors, subsidiaries, affiliates, associates, owners, divisions, representatives, related entities, officers, directors, stockholders, partners, insurers, employee benefit plans (and their trustees, administrators and other fiduciaries), attorneys, agents and employees (collectively and singularly referred to in this Agreement as "Netpliance"), including, without limitation, those arising from or related to your employment with Netpliance, the termination thereof, and/or your status as an officer, option holder, owner, and any other relationship, and whether arising from tort, contract, common law or statute. You understand that the claims, demands, causes of action, liabilities and obligations you are waiving, releasing and promising not to assert include, but are not limited to, claims arising under federal, state and local statutory, regulatory, and common law, including but not limited to claims under Texas Labor Code, the Texas Commission on Human Rights Act, the Texas Payday Law, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S)(S) 1981, 1983, 1985, 1986, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Employee Retirement Income and Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act, the Consolidated Omnibus Budget Reconciliation Act, the Worker Adjustment and Retraining Notification Act, all as amended, any and all discrimination or civil rights acts, and any and all other fair employment practices laws. This release and discharge also includes but is not limited to all existing, future, known and unknown claims, obligations, demands, liabilities and causes of action under any other federal, state or local law, regulation or ordinance and all claims at common law, including without limitation negligence, contract, indemnity, or any tort claims, including without limitations claims for harassment, discrimination, defamation, outrage, intentional or negligent infliction of emotional distress, assault, battery, retaliation, invasion of privacy, wrongful or retaliatory discharge, constructive discharge, breach of contract, fraud, misrepresentation and any other statutory, regulatory, or common law claim including all claims for wages or benefits, back pay, front pay, reinstatement, damages, liquidated damages, exemplary and punitive damages, injunctive relief, and costs or attorneys' fees. Furthermore, you agree and understand that the claims, causes of action, demands, obligations, and liabilities you are waiving, releasing and promising never to assert include claims that you now know or have reason to know exist, as well as those that you do not presently have any reason to know, believe or suspect. You represent and warrant that you have not filed any complaint with any local, state or federal court or agency against Netpliance, and that you shall have no right whatsoever to file any complaint with any local, state or federal court or agency for claims released under this Agreement. You also represent that you have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered by this Release. Finally, you acknowledge that you have been given the opportunity to seek legal counsel of your own choosing before executing this Agreement. In exchange for the promises and benefits provided to it under this Agreement, Netpliance waives and releases, and promises never to assert any known claims of any kind or nature whatsoever, in law or equity, direct or
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Mr. Kent A. Savage
March 2, 2001
Page 6

indirect, arising as of the date of this Agreement that Netpliance has against you arising from or related to your employment with Netpliance and/or the termination thereof. Notwithstanding the foregoing, nothing contained herein shall release either party from their obligations under this Agreement or from the enforcement of its terms.

     8.   Enforcement and Representations.  Each party acknowledges that the
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restrictions and agreements contained in this Agreement are necessary for the protection of the other party and that any breach of any of the provisions of this Agreement by a party will cause the other party irreparable damages for which the other party could not be adequately or reasonably compensated for in monetary damages. Accordingly, each party consents to the issuance of an injunction in favor of the other party, where a party has acted upon reasonable information concerning the potential breach, to enjoin the breach of any covenant of the other party contained in this Agreement by any court of competent jurisdiction. Nothing contained in this Paragraph shall be in limitation of any other rights or remedies that a party may have at law or in equity should the other party breach the terms of this Agreement. You also represent and warrant to Netpliance, as of the date hereof, that the execution, delivery and performance by you of the terms and provisions of this Agreement do not require the consent of any spouse or other person which has not already been obtained and that this Agreement, including without limitation the Release of All Claims in Paragraph 7, constitutes a legal, valid and binding obligation of you and is enforceable against you in accordance with its terms.

     9.   Governing Law; Venue and Severability.  You and Netpliance agree that
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Texas law shall govern the construction, interpretation and enforcement of this
Agreement, and the parties agree that venue for any action brought to enforce this Agreement shall be a court of competent jurisdiction in the County of Travis, State of Texas. If any provision, or portion thereof, of this Agreement shall for any reason be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of this Agreement shall be affected thereby. If at any time you claim that any portion of this Agreement is unenforceable or invalid, you must immediately tender back all consideration paid to you pursuant to this Agreement, and provide written notice of the basis for your claim.

     10.  Terms Confidential.  Unless required by applicable law, each party
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agrees to keep the terms and conditions of this Agreement confidential and further agrees to not disclose its terms to any third party, provided, however, that the terms and conditions contained herein may be disclosed, as necessary, to each party's attorneys, accountants or financial advisers; provided, that such parties will be bound to the obligations of confidentiality contained herein.

     11.  Compliance with Securities Laws.  You agree to comply with any
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applicable federal and state securities laws including, without limitation, compliance with any applicable reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended, for a period of six (6) months after the Separation Date. You should consult with an attorney of your choice after the Separation Date to determine any continuing obligations you may have with
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Mr. Kent A. Savage
March 2, 2001
Page 7

respect to the federal and state securities laws including applicable insider trading regulations and Section 16 reporting obligations.

     12.  No Admission of Wrongdoing.  It is understood and agreed that neither
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this Agreement, nor any provision of the Agreement, shall be deemed to be, constitute or should be construed as, an admission of liability or wrongdoing by you or by Netpliance.

     13.  Indemnity Agreement.  Netpliance and you are parties to that certain
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Indemnity Agreement dated March 17, 2000 (the "Indemnity Agreement") which agreement shall remain unaffected by this Agreement and is hereby ratified and continued by you and Netpliance and shall remain in full force and effect in accordance with its terms.

     14.  Entire Agreement.  You and Netpliance agree that no promises or
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representations were or are made which do not appear written in this Agreement, the Employment Agreement, or the Indemnity Agreement; that this Agreement, the Employment Agreement, and the Indemnity Agreement contains the voluntary and entire agreement between us and supersedes any and all previous verbal or written promises, representations, agreements, negotiations and discussions between us; that this is a final and binding settlement agreement; that neither of us is relying on any representation or promise that does not appear in this Agreement, the Employment Agreement, or the Indemnity Agreement; that this Agreement is the result of negotiations between us after the opportunity to consult with counsel of our own respective choosing; and that this Agreement cannot be terminated or changed except by a writing signed by you and a duly authorized representative of Netpliance.

     If this letter adequately outlines the terms and conditions of the Agreement we have reached in regard to the matters contained therein, we ask that you please signify your acceptance by executing a counterpart original of this letter where indicated below by 5:00 P.M. central time on March 5, 2001.

                                       Sincerely,

                                       NETPLIANCE, INC.


                                       By: /s/ John F. McHale
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                                           John F. McHale
                                           Chairman and CEO
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Mr. Kent A. Savage
March 2, 2001
Page 8

Agreed and Accepted this 2nd day of March, 2001:


/s/ Kent A. Savage
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Kent A. Savage